Exhibit 99.1

          Syntax-Brillian Corporation Provides Quarter-end Outlook and
                     Updates Calendar-Year Revenue Guidance

     TEMPE, Ariz.--(BUSINESS WIRE)--July 16, 2007--Syntax-Brillian Corporation (Nasdaq:BRLC), one of the fastest-growing manufacturers of HDTVs, today provided updated information with respect to its results for the quarter ended June 30, 2007 and updated revenue guidance for the calendar year ending December 31, 2007.

     "In our quarterly earnings release on May 10, 2007, we provided revenue guidance for the quarter ended June 30, 2007 of $190 million to $210 million on unit volumes of 240,000 to 270,000 units," said Wayne Pratt, Syntax-Brillian's Executive Vice President and Chief Financial Officer. "While the results of the quarter have not yet been finalized, we believe that revenue for the quarter will be within that range. Additionally, we believe that gross margins will be within or above the top half of the range of 15% to 17% that we had previously forecasted.

     "Moreover," said Pratt, "during the quarter ended June 30, 2007, we collected $129.6 million of cash from South China House of Technology, our Asian distributor, and as of June 30, 2007 there were, as expected, no invoices outstanding for more than the stated 120-day terms. Finally, we continue to experience strong demand for our products and have had success penetrating additional retail accounts during the first half of 2007. As a result of this strong demand and the deployment of the proceeds of our public stock offering in May as well as the cash from the accounts receivable collections, we are raising our revenue outlook for the calendar year ending December 31, 2007 from our previous range of $950 million to $1.1 billion to a revised range of $1.1 billion to $1.3 billion."

     Syntax-Brillian expects to report its financial results for the quarter and fiscal year ended June 30, 2007 no later than the second week of September.

     About Syntax-Brillian Corporation

     Syntax-Brillian Corporation (www.syntaxbrillian.com) is a leading designer, developer, and distributor of LCD and LCoS(TM) HDTVs, digital cameras, and microdisplay entertainment products. The company's lead products include its Olevia(TM) brand (www.Olevia.com) high definition widescreen LCD and LCoS televisions -- one of the fastest growing global TV brands -- and Vivitar brand (www.vivitar.com) digital still and video cameras. Syntax-Brillian has built an Asian supply chain coupled with an international manufacturing and distribution network to support worldwide retail sales channels and position the company as a market leader in consumer digital entertainment products. Olevia(TM), Brillian, LCoS and Vivitar are trademarks or registered trademarks of Syntax-Brillian Corporation. All other trademarks are the property of their respective owners.

     Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and Syntax-Brillian intends that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include, but are not limited to, statements regarding (i) the amount of revenue and gross margin to be reported for the quarter ended June 30, 2007, (ii) the amount of revenue expected for the year ending December 31, 2007, and (iii) the expected date of reporting financial results for the quarter and fiscal year ended June 30, 2007. Syntax-Brillian cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include (a) changes in estimates related to revenue and sales returns and allowances; (b) changes in estimates related to cost of sales and related vendor credits; (c) the ability to generate, analyze, and provide appropriate accounting data to the Company's auditors in a timely manner in order to complete the audit; and (d) other risks as detailed in the Company's Annual Report on Form 10-K/A for the year ended June 30, 2006.


     CONTACT: Syntax-Brillian Corporation
              Mr. Wayne Pratt
              Executive Vice President, CFO
              602-389-8797
              wayne.pratt@syntaxbrillian.com